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                                                                    EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT:


Glycomed Incorporated
10275 Science Center Drive
San Diego, California  92121


Ligand Pharmaceuticals (Canada) Inc.
374 3rd Avenue South
Saskatoon, Saskatchawan Canada  STKIMS


Ligand JVR, Inc.
10275 Science Center Drive
San Diego, California  92121


Allergan Ligand Retinoid Therapeutics, Inc.
10275 Science Center Drive
San Diego, California  92121


Knight Acquisition Corporation
10275 Science Center Drive
San Diego, California  92121